Exhibit (j) under Form N-1A
                                               Exhbit 23 under Item 601/Reg. S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 45 to Registration Statement No. 33-3164 on Form N-1A of our report dated May 14, 2004 relating to the financial statements of Federated Fund for U.S. Government Securities for the year ended March 31, 2004, and to the reference to us under the headings
"Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts,
May 28, 2004